Och-Ziff Capital Management Group LLC Reports
First Quarter of 2017 Results
First Quarter of 2017 Dividend of $0.02 per Class A Share
NEW YORK, May 2, 2017 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net loss attributable to Class A Shareholders (“GAAP Net Loss“) of $7.2 million, or $0.04 per basic and diluted Class A Share, for the first quarter of 2017.
Summary

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The Company’s major funds generated strong returns in the first quarter of 2017. In multi-strategy, the OZ Master Fund was up 4.1% net in the first quarter of 2017 and 11.9% net for the last twelve months through March 31, 2017. OZ Credit Opportunities Fund was up 3.2% net in the first quarter and 20.6% net over the last twelve months through March 31, 2017.

•	Distributable Earnings for the first quarter of 2017 were $35.7 million, or $0.07 per Adjusted Class A Share.

•	A cash dividend of $0.02 per Class A Share was declared for the first quarter of 2017.

•	Assets under management totaled $33.9 billion as of March 31, 2017, decreasing 22% year-over-year, primarily due to net outflows from the Company’s multi-strategy funds.

◦	The Company’s longer-term assets under management were $16.9 billion, comprising approximately 50% of assets under management as of March 31, 2017.

•	The subsequent issuance and sale of $150 million of Class A Cumulative Preferred Units (the “Preferred Units”) was completed in January 2017.

•	The Company’s outstanding debt was reduced through repayment of $120 million previously borrowed under the Company’s revolving credit facility.

•	As of May 1, 2017 estimated assets under management totaled $32.0 billion with OZ Master Fund returning an estimated 0.68% net in April 2017.
“The first quarter was our fourth consecutive quarter of positive performance across our funds and strategies,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “While the markets fluctuated, our team’s prudent security selection and asset allocation led to consistently strong performance in all major funds, including but not limited to the multi-strategy OZ Master Fund and the global credit OZ Credit Opportunities Fund”.

GAAP NET LOSS ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the first quarter of 2017, Och-Ziff reported GAAP Net Loss of $7.2 million, or $0.04 per basic and diluted Class A Share, compared to GAAP Net Loss of $69.4 million, or $0.38 per basic and diluted Class A Share, for the first quarter of 2016. The year-over-year improvement was primarily due to the $200.0 million FCPA settlements expense taken in the first quarter of 2016, as well as higher incentive income and lower income taxes year-over-year, partially offset by lower management fees. Also partially offsetting the year-over-year improvement in GAAP Net Loss was higher bonus expense, due to the Company’s decision to provide a minimum annual discretionary cash bonus. As a result of this decision, the Company will accrue the minimum annual discretionary cash bonus on a straight-line basis during the year. The total amount of discretionary cash bonus ultimately recognized for the full year, which is determined in the fourth quarter of each year, could differ materially from the minimum amount accrued, as the total discretionary cash bonus is dependent upon a variety of factors, including fund performance for the year.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the first quarter of 2017, Och-Ziff reported Distributable Earnings of $35.7 million, or $0.07 per Adjusted Class A Share, compared to a Distributable Earnings loss of $142.5 million, or $0.27 per Adjusted Class A Share, for the first quarter of 2016. The year-over-year improvement was primarily due to the $200.0 million FCPA settlements expense taken in the first quarter of 2016, as well as higher incentive income. These improvements were partially offset by lower management fees, as well as higher bonus expense due to the Company’s decision to provide a minimum annual discretionary cash bonus. As a result of this decision, the Company will accrue the minimum annual discretionary cash bonus on a straight-line basis during the year. Also contributing to the year-over-year improvement were lower amounts related to the tax receivable agreement and other payables.
Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For reconciliations of Distributable Earnings to the respective GAAP Net Loss for the periods discussed above, please see Exhibit 2 that accompanies this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	March 31, 2017	March 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$17.7	$27.5	$(12.1)	$—	$2.3	$(9.8)	-36%
Credit
Opportunistic credit funds	5.3	5.2	(0.2)	(0.6)	0.9	0.1	3%
Institutional Credit Strategies	8.0	7.2	0.8	—	—	0.8	11%
Real estate funds	2.2	2.1	0.2	(0.1)	—	0.1	6%
Other	0.7	1.2	(0.5)	(0.1)	0.1	(0.5)	-44%
Total	$33.9	$43.2	$(11.7)	$(0.8)	$3.2	$(9.3)	-22%
Totals may not sum due to rounding. Please see Exhibit 4 for detailed information.
As of March 31, 2017, assets under management totaled $33.9 billion, a decrease of $9.3 billion, or 22%, from March 31, 2016, which was driven by capital net outflows of $11.7 billion, primarily in the multi-strategy funds, and $759.2 million of distributions and other reductions, primarily from the Company’s closed-end opportunistic credit and real estate funds. Partially offsetting these reductions was performance-related appreciation of $3.2 billion. During the month of March, the Company had approximately $13.9 million of intra-month capital net inflows, that are included in the $33.9 billion of assets under management as of March 31, 2017.
Assets under management decreased to an estimated $32.0 billion as of May 1, 2017. This decrease reflected estimated performance-related appreciation of approximately $151.2 million in April and capital net outflows of approximately $2.1 billion, which was comprised of approximately $1.9 billion of capital net outflows on April 1, 2017 and approximately $159.3 million of capital net outflows from April 2, 2017 to May 1, 2017.
Please see the detailed assets under management and fund information on Exhibits 4 through 6 that accompany this press release.
Multi-strategy funds
Assets under management in Och-Ziff’s multi-strategy funds totaled $17.7 billion as of March 31, 2017, decreasing 36%, or $9.8 billion, year-over-year. This change was driven by net capital outflows of $12.1 billion, primarily in the OZ Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $2.3 billion. The Company’s multi-strategy funds experienced elevated redemptions during 2016 and into early 2017 as a result of the FCPA matter, as well as the overall redemption cycle currently affecting the hedge fund industry.
In the first quarter of 2017, the OZ Master Fund generated a gross return of 5.5% and a net return of 4.1%. These returns were driven by the fund’s long/short equity special situations, merger arbitrage, credit-related and convertible and derivative arbitrage strategies. OZ Master Fund has returned 11.9% net for the last twelve months through March 31, 2017.

Credit
Assets under management in Och-Ziff’s dedicated credit products totaled $13.3 billion as of March 31, 2017, increasing $920.0 million, or 7%, year-over-year. This change was driven by capital net inflows of $591.2 million and performance-related appreciation of $893.0 million, partially offset by $564.1 million of distributions and other reductions in the Company’s closed-end opportunistic credit funds.
Opportunistic credit
Och-Ziff’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.3 billion as of March 31, 2017, increasing $148.5 million, or 3%, year-over-year. This change was driven by $903.6 million of performance-related appreciation, partially offset by capital net outflows of $191.1 million and $564.1 million of distributions and other reductions in the Company’s closed-end opportunistic credit funds.
In the first quarter of 2017, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 4.6% and a net return of 3.2%. These returns were driven in part by realizations in corporate credit, structured credit and successful resolutions in various distressed situations. OZ Credit Opportunities Master Fund has returned 20.6% net for the last twelve months through March 31, 2017.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $8.0 billion as of March 31, 2017, increasing $771.6 million, or 11%, year-over-year. The increase was primarily driven by two additional CLOs that closed in the 2016 fourth quarter, including the Company’s first European CLO. ICS also refinanced three existing CLOs totaling $1.3 billion of par value during the first quarter.
ICS managed 15 CLOs as of March 31, 2017 and continues to post top quartile CLO performance, with inception to date annualized cash-on-cash equity returns in excess of 20%.
Real estate funds
Assets under management in Och-Ziff’s real estate funds totaled $2.2 billion as of March 31, 2017, increasing $121.8 million year-over-year.
The Company’s third opportunistic real estate fund continues to invest capital. The Company has committed over half of the fund at this point, leaving approximately $717 million to invest.
The Company is focused on harvesting investments in Funds I and II. Since inception through March 31, 2017, the net IRR was 21.0% for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) and 15.7% for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010).

ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the first quarter of 2017 were $133.2 million, a 24% decrease from the $175.5 million for the first quarter of 2016. Management fees were $80.8 million, 44% lower than the $144.4 million for the prior-year period. Incentive income was $51.6 million, 69% higher than the $30.6 million for the prior-year period.
The year-over-year decrease in management fees was driven primarily by lower assets under management in the Company’s multi-strategy funds. In addition, effective October 1, 2016, the Company reduced the management fee rate for existing investors in virtually all of its multi-strategy assets under management, further contributing to the decline in management fee revenue. The year-over-year increase in incentive income was driven primarily by realization of incentive income on longer-term assets under management in the Company’s multi-strategy and credit funds, as well as tax distributions taken to cover tax liabilities on incentive income that has been accrued on certain longer-term assets under management, but that will not be realized until the end of the relevant commitment period.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the first quarter of 2017 totaled $46.3 million, a 37% increase compared to $33.8 million in the first quarter of 2016. Salaries and benefits were $25.6 million, 15% lower than $30.0 million in the prior-year period, primarily due to lower headcount. Bonus expense for the first quarter of 2017 totaled $20.7 million, compared to $3.8 million for the prior-year period due to the decision to provide and accrue for minimum discretionary bonuses, as discussed above.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the first quarter of 2017 totaled $42.6 million, an 83% decrease from $257.1 million in the prior-year period, primarily due to FCPA investigation accrual recorded in the first quarter of 2016. The remaining decrease was driven primarily by lower professional services.
Economic Income (Non-GAAP)
Economic Income for the first quarter of 2017 was $44.4 million, compared to a loss of $115.3 million for the first quarter of 2016. The year-over-year increase was primarily due to the $200.0 million FCPA settlements expense taken in the first quarter of 2016, as well as higher incentive income. These improvements were partially offset by lower management fees, as well as higher bonus expense as discussed above.

CAPITAL
As of March 31, 2017, the number of Class A Shares outstanding was 185,126,953. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the first quarter ended March 31, 2017, the total weighted-average Adjusted Class A Shares outstanding was 536,205,661.
As of March 31, 2017, there were 71.9 million Och-Ziff Operating Group P Units outstanding. Och-Ziff Operating Group P Units are equity interests in the Och-Ziff Operating Group that are held by the Company’s executive managing directors and do not participate in the economics of the Och-Ziff Operating Group until certain service and market-performance conditions are met; therefore, Och-Ziff Operating Group P Units are not included in Adjusted Class A Shares until such conditions are met.
DIVIDEND
The Board of Directors of Och-Ziff declared a first quarter of 2017 dividend of $0.02. The dividend is payable on May 19, 2017, to holders of record as of the close of business on May 12, 2017.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the  first quarter of 2017 dividend will be treated as U.S. source dividend income.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Alesia Haas, Chief Financial Officer, will host a conference call today, May 2, 2017, 8:30 a.m. Eastern Time to discuss the Company’s first quarter of 2017 results. The call can be accessed by dialing +1-844-358-6790 (in the U.S.) or +1-209-905-5913(international), passcode 10515460. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-855-859-2056 (in the U.S.) or +1-404-537-3406 (international), passcode 10515460. A webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the

Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the FCPA settlements expense. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•
Income allocations to the Company’s executive managing directors on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•
Reorganization expenses related to the Company’s IPO, equity-based compensation expenses, depreciation and amortization expenses, and gains and losses on assets held for sale, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and gains and losses on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•
Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. For Economic Income, deferred cash compensation expense is recognized in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) attributable to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings and Tax Receivable Agreement and Other Payables
Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. The adjustment for the tax receivable agreement and other payables is an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis.
Partner Units represent the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units held by the Company’s executive managing directors in the Och-Ziff Operating Group. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the FCPA settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2016, dated March 1, 2017, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff
Och-Ziff is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of May 1, 2017, Och-Ziff had approximately $32.0 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact	Media Relations Contact
Adam Willkomm	Joe Snodgrass
Head of Business Development and Shareholder Services	Head of Corporate Communications
+1-212-719-7381	+1-212-887-4821
investorrelations@ozcap.com	joseph.snodgrass@ozcap.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues
Management fees	$86,255	$156,910
Incentive income	51,626	30,587
Other revenues	776	579
Income of consolidated Och-Ziff funds	495	366
Total Revenues	139,152	188,442

Expenses
Compensation and benefits	69,943	54,261
Interest expense	6,280	5,386
General, administrative and other	45,928	267,669
Expenses of consolidated Och-Ziff funds	84	266
Total Expenses	122,235	327,582

Other Income
Changes in tax receivable agreement liability	—	145
Net gains on investments in Och-Ziff funds and joint ventures	721	249
Net gains of consolidated Och-Ziff funds	235	545
Total Other Income	956	939

Income (Loss) Before Income Taxes	17,873	(138,201)
Income taxes	12,056	18,539
Consolidated and Comprehensive Net Income (Loss)	5,817	(156,740)
Less: (Income) loss attributable to noncontrolling interests	(9,778)	87,845
Less: (Income) loss attributable to redeemable noncontrolling interests	(350)	(461)
Net Loss Attributable to Och-Ziff Capital Management Group LLC	(4,311)	(69,356)
Less: Change in redemption value of Preferred Units	(2,853)	—
Net Loss Attributable to Class A Shareholders	$(7,164)	$(69,356)

Loss per Class A Share
Loss per Class A Share - basic	$(0.04)	$(0.38)
Loss per Class A Share - diluted	$(0.04)	$(0.38)
Weighted-average Class A Shares outstanding - basic	186,226,675	182,548,852
Weighted-average Class A Shares outstanding - diluted	186,226,675	182,548,852

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net (Loss) Income Attributable to Class A Shareholders	$(5,480)	$(1,684)	$(7,164)	$(71,722)	$2,366	$(69,356)
Change in redemption value of Preferred Units	2,853	—	2,853	—	—	—
Net (Loss) Income Attributable to Och-Ziff Capital Management Group LLC	(2,627)	(1,684)	(4,311)	(71,722)	2,366	(69,356)
Net income (loss) attributable to the Och-Ziff Operating Group A Units	9,635	—	9,635	(88,019)	—	(88,019)
Equity-based compensation, net of RSUs settled in cash	17,698	780	18,478	17,968	574	18,542
Income taxes	12,052	4	12,056	18,539	—	18,539
Allocations to Och-Ziff Operating Group D Units	3,310	50	3,360	875	—	875
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	1,979	1,979	—	1,264	1,264
Changes in tax receivable agreement liability	—	—	—	(145)	—	(145)
Depreciation and amortization	4,212	—	4,212	3,215	187	3,402
Other adjustments	(834)	(177)	(1,011)	(650)	219	(431)
Economic Income—Non-GAAP	$43,446	$952	44,398	$(119,939)	$4,610	(115,329)
Tax receivable agreement and other payables—Non-GAAP			(8,682)			(27,189)
Distributable Earnings—Non-GAAP			$35,716			$(142,518)

Weighted-Average Class A Shares Outstanding			186,226,675			182,548,852
Weighted-Average Partner Units			330,248,634			322,644,220
Weighted-Average Class A Restricted Share Units (RSUs)			19,730,352			13,125,560
Weighted-Average Adjusted Class A Shares			536,205,661			518,318,632

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.07			$(0.27)

Economic Income—Non-GAAP			$44,398			$(115,329)
FCPA settlements expense			—			200,000
Economic Income Excluding FCPA Settlements Expense—Non-GAAP			$44,398			$84,671
Tax receivable agreement and other payables—Non-GAAP			(8,682)			(27,189)
Distributable Earnings Excluding FCPA Settlements Expense—Non-GAAP			$35,716			$57,482

Distributable Earnings Per Adjusted Class A Share Excluding FCPA Settlements Expense—Non-GAAP			$0.07			$0.11

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$80,996	$5,259	$86,255	$151,775	$5,135	$156,910
Adjustment to management fees(1)	(5,444)	—	(5,444)	(12,531)	—	(12,531)
Management Fees—Economic Income Basis—Non-GAAP	75,552	5,259	80,811	139,244	5,135	144,379

Incentive income—GAAP	50,422	1,204	51,626	26,953	3,634	30,587
Adjustment to incentive income(2)	—	—	—	—	—	—
Incentive Income—Economic Income Basis—Non-GAAP	50,422	1,204	51,626	26,953	3,634	30,587
Other revenues	750	26	776	572	7	579
Total Revenues—Economic Income Basis—Non-GAAP	$126,724	$6,489	$133,213	$166,769	$8,776	$175,545

Compensation and benefits—GAAP	$62,235	$7,708	$69,943	$49,726	$4,535	$54,261
Adjustment to compensation and benefits(3)	(20,870)	(2,809)	(23,679)	(18,667)	(1,838)	(20,505)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$41,365	$4,899	$46,264	$31,059	$2,697	$33,756

Interest expense and general, administrative and other expenses—GAAP	$51,570	$638	$52,208	$271,399	$1,656	$273,055
Adjustment to interest expense and general, administrative and other expenses(4)	(9,657)	—	(9,657)	(15,748)	(187)	(15,935)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	41,913	638	42,551	255,651	1,469	257,120
FCPA settlements expense	—	—	—	(200,000)	—	(200,000)
Non-Compensation Expenses Excluding FCPA Settlements Expense—Economic Income Basis—Non-GAAP	$41,913	$638	$42,551	$55,651	$1,469	$57,120

Net income (loss) attributable to noncontrolling interests—GAAP	$9,623	$155	$9,778	$(88,021)	$176	$(87,845)
Adjustment to net income (loss) attributable to noncontrolling interests(5)	(9,623)	(155)	(9,778)	88,019	(176)	87,843
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$—	$—	$—	$(2)	$—	$(2)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations. Additionally, for Economic Income deferred cash compensation expense is recognized in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(4)
Adjustment to exclude depreciation, amortization, and gains and losses on assets held for sale, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2017
	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2017

Multi-strategy funds	$21,084,548	$(4,159,118)	$—	$777,041	$17,702,471
Credit
Opportunistic credit funds	5,417,498	(211,182)	(19,769)	140,457	5,327,004
Institutional Credit Strategies	8,019,510	3,453	—	(8,602)	8,014,361
Real estate funds	2,171,946	33,474	(16,432)	642	2,189,630
Other	1,186,801	(495,048)	(30,016)	22,631	684,368
Total	$37,880,303	$(4,828,421)	$(66,217)	$932,169	$33,917,834

	Three Months Ended March 31, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2016

Multi-strategy funds	$29,510,248	$(1,054,252)	$—	$(944,866)	$27,511,130
Credit
Opportunistic credit funds	5,383,629	(60,316)	(141,000)	(3,785)	5,178,528
Institutional Credit Strategies	7,241,680	5,379	—	(4,255)	7,242,804
Real estate funds	2,048,559	75,039	(54,293)	(1,435)	2,067,870
Other	1,310,745	(43,372)	—	(55,647)	1,211,726
Total	$45,494,861	$(1,077,522)	$(195,293)	$(1,009,988)	$43,212,058

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Returns for the Three Months Ended March 31,				Annualized Returns Since Inception Through March 31, 2017
			2017		2016
	2017	2016	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$14,712,330	$22,576,072	5.5%	4.1%	-3.0%	-3.4%	16.9%	(2)	11.9%	(2)
OZ Asia Master Fund	791,304	1,156,795	7.4%	6.4%	-2.7%	-3.2%	9.4%		5.4%
OZ Europe Master Fund	372,548	861,950	3.3%	2.4%	-2.0%	-2.4%	11.7%		7.7%
OZ Enhanced Master Fund	654,120	1,055,923	8.7%	6.6%	-5.3%	-5.8%	13.4%		9.0%
Och-Ziff European Multi-Strategy UCITS Fund	21,419	277,361	2.4%	2.1%	-4.5%	-4.9%	4.9%		2.2%
Other funds	1,150,750	1,583,029	n/m	n/m	n/m	n/m	n/m		n/m
	17,702,471	27,511,130
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,698,229	1,499,382	4.6%	3.2%	1.3%	1.0%	17.6%		13.1%
Customized Credit Focused Platform	2,807,683	2,466,215	1.6%	1.2%	0.5%	0.4%	20.1%		15.2%
Closed-end opportunistic credit funds	346,779	756,196	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	474,313	456,735	n/m	n/m	n/m	n/m	n/m		n/m
	5,327,004	5,178,528
Institutional Credit Strategies	8,014,361	7,242,804	See the second following page for information on the Company’s institutional credit strategies.
	13,341,365	12,421,332

Real estate funds	2,189,630	2,067,870	See the third following page for information on the Company’s real estate funds.

Other	684,368	1,211,726	n/m	n/m	n/m	n/m	n/m		n/m

Total	$33,917,834	$43,212,058
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2017
					IRR
	2017	2016	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)(7)	$68,272	$175,664	$459,600	$305,487	16.6%	12.5%	1.48x
OZ Structured Products Domestic Fund II (2011-2014)(7)	112,238	257,261	326,850	326,850	19.6%	15.3%	1.94x
OZ Structured Products Offshore Fund II (2011-2014)(7)	110,596	237,353	304,531	304,531	16.9%	12.9%	1.74x
OZ Structured Products Offshore Fund I (2010-2013)(7)	5,258	22,976	155,098	155,098	24.0%	19.2%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	4,698	14,240	99,986	99,986	22.9%	18.2%	1.99x
Other funds	45,717	48,702	346,250	313,250	n/m	n/m	n/m
	$346,779	$756,196	$1,692,315	$1,505,202
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of March 31,
	Initial Closing Date	Initial Deal Size	2017	2016

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$497,432	$498,801
OZLM II	November 1, 2012	560,100	509,369	515,767
OZLM III	February 20, 2013	653,250	609,470	612,179
OZLM IV	June 27, 2013	600,000	539,900	541,469
OZLM V	December 17, 2013	501,250	468,015	469,582
OZLM VI	April 16, 2014	621,250	596,721	598,395
OZLM VII	June 26, 2014	824,750	795,840	796,872
OZLM VIII	September 9, 2014	622,250	596,892	596,764
OZLM IX	December 22, 2014	510,208	495,000	496,009
OZLM XI	March 12, 2015	510,500	490,609	491,528
OZLM XII	May 28, 2015	565,650	549,966	548,328
OZLM XIII	August 6, 2015	511,600	496,038	496,471
OZLM XIV	December 21, 2015	507,420	503,377	495,798
OZLM XV	December 20, 2016	409,250	396,489	—
OZLME I	December 15, 2016	430,490	426,009	—
		8,338,668	7,971,127	7,157,963
Other funds	n/a	n/a	43,234	84,841
		$8,338,668	$8,014,361	$7,242,804

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2017
				Total Investments					Realized/Partially Realized Investments(8)
	2017	2016	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$14,179	$33,122	$408,081	$385,636	$801,903	25.2%	15.7%	2.1x	$372,720	$798,259	26.5%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(7)	323,915	346,558	839,508	780,945	1,391,674	32.7%	21.0%	1.8x	552,240	1,131,411	39.4%	2.0x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,457,963	1,450,927	1,500,000	500,159	633,791	n/m	n/m	n/m	—	—	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	286,449	130,150	323,225	97,044	109,179	n/m	n/m	n/m	22,419	26,483	n/m	n/m
Other funds	107,124	107,113	241,590	141,175	197,909	n/m	n/m	n/m	38,090	92,838	n/m	n/m
	$2,189,630	$2,067,870	$3,312,404	$1,904,959	$3,134,456				$985,469	$2,048,991

	Unrealized Investments as of March 31, 2017
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$12,916	$3,644	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	228,705	260,263	1.1x
Och-Ziff Real Estate Fund III (2014-2019)(13)	500,159	633,791	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	74,625	82,696	n/m
Other funds	103,085	105,071	n/m
	$919,490	$1,085,465
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of March 31, 2017, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.1% and 8.9%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of March 31, 2017, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2017. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2017.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2017, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	These funds recently launched and have only invested a small portion of their committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of March 31, 2017, approximately 50% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	March 31, 2017
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$2,311,335	$40,146
Credit
Opportunistic credit funds	4,197,122	181,845
Institutional Credit Strategies	7,973,531	—
Real estate funds	2,189,630	126,394
Other	276,855	1,660
	$16,948,473	$350,045
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period (see Exhibit 5 for fund investment periods). However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of April 1, 2017

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	54%	Pensions	38%
Convertible and Derivative Arbitrage	17%	Corporate, Institutional and Other	15%
Corporate Credit	10%	Private Banks	12%
Merger Arbitrage	10%	Foundations and Endowments	10%
Structured Credit	8%	Related Parties	10%
Private Investments	1%	Fund-of-Funds	9%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	72%	North America	75%
Europe	18%	Europe	13%
Asia	10%	Asia and Other	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	March 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013

Total Assets Under Management	$33,917,834	$37,880,303	$45,494,861	$47,534,415	$40,238,812
Year-over-Year Change	-22%	-17%	-4%	18%	23%

Longer-Term Assets Under Management(1)	$16,948,473	$17,011,564	$16,842,321	$15,150,049	$10,640,836
% of Total Assets Under Management	50%	45%	37%	32%	26%

Assets Under Management by Product
Multi-strategy funds	52%	56%	65%	72%	79%
Credit
Opportunistic credit funds	16%	14%	12%	11%	11%
Institutional Credit Strategies	24%	21%	16%	11%	6%
Real estate funds	6%	6%	5%	4%	2%
Other	2%	3%	2%	2%	2%
Total assets under management in credit, real estate and other funds	48%	44%	35%	28%	21%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 6 for additional information.